SMITH BARNEY INVESTMENT FUNDS, INC.

SMITH BARNEY HANSBERGER GLOBAL VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - BALANCED ALL CAP GROWTH AND VALUE FUND SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - GLOBAL ALL CAP GROWTH AND VALUE FUND SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - LARGE CAP GROWTH AND VALUE FUND
SMITH BARNEY MULTIPLE DISCIPLINE FUNDS - ALL CAP AND INTERNATIONAL FUND

Sub-Item 77E

Registrant incorporates by reference Registrant's
Supplement to the Statement of Additional Information dated September 21, 2005 filed on September 22, 2005.
(Accession No. 0001193125-05-189466)